EXHIBIT 10.25d

Stock Option Terms Effective March 16, 2017
TIFFANY & CO.
a Delaware Corporation
TERMS OF STOCK OPTION AWARD
(Transferable Non-Qualified Option)
under the
TIFFANY & CO.
2008 DIRECTORS EQUITY COMPENSATION PLAN
(the “Plan”)
Terms Adopted March 16, 2017

1. Introduction and Terms of Option. Participant has been granted a Non-Qualified Stock Option Award (the “Option”) to purchase shares of Common Stock under the Plan by the Nominating/Corporate Governance Committee of the Parent Board (the “Governance Committee”). The “Participant,” “Grant Date,” number of “Covered Shares” and “Exercise Price” per Share are stated in the attached “Notice of Grant.” The other terms and conditions of the Option are stated in this document and in the Plan.

2. Award and Exercise Price. Subject to the terms and conditions stated in this document, the Option gives Participant the right to purchase the Covered Shares from Parent at the Exercise Price.

3. Earliest Date for Exercise. The Option is exercisable on the first business day following the Grant Date.

4. Expiration. The Option shall not be exercisable in part or in whole on or after the Expiration Date. The “Expiration Date” shall be the ten-year anniversary of the Grant Date.

5. Methods of Option Exercise.

(a)
Prior to the Expiration Date, the Option may be exercised in whole or in part as to any Covered Shares (but not as to a fractional share) by filing a written notice of exercise with the Corporate Secretary of Parent at its corporate headquarters. Such notice shall specify the number of Covered Shares which Participant elects to purchase (the “Exercised Shares”) and shall be accompanied by a bank-certified check payable to Parent (or other type of check or draft payable to Parent and acceptable to its Corporate Secretary) or confirmation (in a form acceptable to such Corporate Secretary) that payment has been made to Parent in immediately available funds by wire transfer, in each case in the amount of the Exercise Price for the Exercised Shares. The exercise shall be deemed complete on Parent’s receipt of such notice and said check or said confirmation of payment.

(b)
Alternatively, in lieu of such check or draft, if permitted by Parent and subject to such requirements as Parent may specify (including without limitation requirements consistent with applicable policies concerning insider information), Participant may provide a copy of directions to, or a written acknowledgment from, an Approved Broker that the Approved Broker has been directed to sell, for the account of the owner of the Option, Exercised Shares (or a sufficient portion of the Exercised Shares) acquired upon exercise of the Option, together with an undertaking by the Approved Broker to remit to Parent a sufficient portion of the sale proceeds to pay the Exercise Price for the Exercised Shares. The exercise shall be deemed complete on the trade date of the sale.

(c)	The Governance Committee may approve other methods of exercise, as provided for in the Plan, before the Option is exercised.

6. Withholding. Distributions on the exercise of the Option by a member of the Parent Board who is not at the time an employee of Parent or an Affiliate are not subject to withholding of applicable taxes, except as otherwise required by applicable law. Participant shall be responsible for payment of all applicable taxes. In the event that such distributions become subject to withholding of applicable taxes, Participant will be required to make such payment to Company at the time of exercise, in addition to the payment set forth in Section 5 above.

7. Transferability. The Option is not transferable other than by will or the laws of descent and distribution or pursuant to a “domestic relations order” as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and shall not otherwise be transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, nor shall it be subject to execution, attachment or similar process. Notwithstanding the foregoing, the Option may be transferred by Participant to (i) the spouse, children or grandchildren of Participant (each an “Immediate Family Member”), (ii) a trust or trusts for the exclusive benefit of any or all Immediate Family Members, (iii) a partnership in which any or all Immediate Family Members are the only partners, or (iv) to a retirement plan for the sole benefit of Participant and/or his Immediate Family Members provided that (x) there may be no consideration paid or otherwise given for any such transfer, and (y) subsequent transfer of the Option is prohibited other than by will, the laws of descent and distribution or pursuant to a domestic relations order. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Upon any attempt to transfer the Option other than as permitted herein or to assign, pledge, hypothecate or dispose of the Option other than as permitted herein, or upon the levy of any execution, attachment or similar process upon the Option, the Option shall immediately terminate and become null and void.

8. Definitions. For the purposes of the Option, capitalized terms shall have the meanings provided herein or in the Definitional Appendix attached. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan shall have the same meaning in this document.

9. Heirs and Successors. The terms of the Option shall be binding upon, and inure to the benefit of, Parent and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of Parent’s assets and business. Participant may designate a beneficiary of his/her rights under the Option by filing written notice with the Corporate Secretary of Parent. In the event of Participant’s death prior to the full exercise of the Option, the Option may be exercised by such beneficiary to the extent that it was exercisable at the time of Participant’s death and up until its Expiration Date. If Participant fails to designate a beneficiary, or if the designated beneficiary dies before Participant or before full exercise of the Option, the Option may be exercised by Participant’s estate to the extent that it was exercisable at the time of Participant’s death and up until its Expiration Date.

10. Administration. The authority to manage and control the operation and administration of the Option shall be vested in the Governance Committee, which shall have all powers with respect to the Option as it has with respect to the Plan. Any interpretation of the Option by the Governance Committee and any decision made by it with respect to the Option are final and binding.

11. Plan Governs. Notwithstanding anything in this document to the contrary, the terms of the Option shall be subject to the terms of the Plan, a copy of which has been provided to Participant.

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12. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by federal or state law. Parent shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this document unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, Parent at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of Parent, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.
13. Investment Purpose. Unless the Shares are registered under the Securities Act, any and all Shares acquired by Participant under this document will be acquired for investment for Participant’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. Participant shall not sell, transfer or otherwise dispose of such Shares unless they are either (i) registered under the Securties Act and all applicable state securities laws, or (ii) exempt from such registration in the opinion of Parent’s counsel.
14. Entire Document; Governing Law. The Plan and this document constitute the entire terms with respect to the subject matter hereof and supersede in their entirety all prior undertakings of Parent or any Affiliate. In the event of any conflict between this document and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This document shall be construed under the laws of the State of New York, without regard to conflict of laws principles.
15. Opportunity for Review. Participant has reviewed the Plan and this document in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of the Plan and this document. All decisions or interpretations of the Governance Committee upon any questions relating to the Plan and this document shall be binding, conclusive and final.
16. Section 409A. In no event shall Parent or any Affiliate have any liability or obligation with respect to taxes, penalties, interest or other expenses for which Participant may become liable as a result of the application of Code Section 409A. Notwithstanding anything herein to the contrary, these terms are intended to be interpreted and applied so that the payments and benefits set forth herein either shall either be exempt from the requirements of Code Section 409A, or shall comply with the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this document shall be interpreted to be exempt from or in compliance with Code Section 409A. To the extent that any provision under this document is ambiguous as to its compliance with Code Section 409A, the provision shall be interpreted in a manner so that no amount payable to Participant shall be subject to an “additional tax” within the meaning of Code Section 409A. For purposes of Code Section 409A, each payment provided under this document shall be treated as a separate payment. Notwithstanding any other provision of this document, payments provided under this document may only be made upon an event and in a manner that complies with Code Section 409A or an applicable exemption.

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In addition to the provisions regarding Code Section 409A set forth above, the following shall apply:

If Participant notifies Parent that Participant believes that any provision of this document (or of any award of compensation or benefit, including equity compensation or benefits provided herein or at any time during his service with Parent or any Affiliate) would cause Participant to incur any additional tax or interest under Code Section 409A or Parent independently makes such determination, Parent shall, after consulting with Participant, reform such provision (or award of compensation or benefit) to attempt to comply with or be exempt from Code Section 409A through good faith modifications to the minimum extent reasonably appropriate. To the extent that any provision hereof (or award of compensation or benefit) is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to Participant and Parent without violating the provisions of Code Section 409A.

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Appendix I to Terms under the 2008 Directors Equity Compensation Plan: Definitions

“Affiliate” shall mean any Person that controls, is controlled by or is under common control with, any other Person, directly or indirectly.

“Approved Broker” means one or more securities brokerage or financial services firms designated by Parent from time to time.

“Change in Control” shall mean the occurrence of any of the following:

(i)
Any Person or group (as defined in Rule 13d-5 under the Exchange Act) of Persons (excluding (i) Parent or any of its Affiliates, (ii) a trustee or any fiduciary holding securities under an employee benefit plan of Parent or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly by stockholders of Parent in substantially the same proportions as their ownership of Parent, or (v) any surviving or resulting entity or ultimate parent entity resulting from a reorganization, merger, consolidation or other corporate transaction referred to in clause (iii) below that does not constitute a Change in Control under clause (iii) below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing thirty-five percent (35%) or more of the combined voting power of Parent’s then outstanding securities entitled to vote in the election of directors of Parent;

(ii)
If the individuals who, as of March 16, 2016, constitute the Parent Board (such individuals, the “Incumbent Board”) cease for any reason to constitute a majority of the Parent Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Parent’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board;

(iii)
The consummation of a reorganization, merger, consolidation or other corporate transaction involving Parent, in each case with respect to which the stockholders of Parent immediately prior to the consummation of such transaction would not, immediately after the consummation of such transaction, own more than fifty percent (50%) of the combined voting power of the surviving or resulting Person or ultimate parent entity resulting from such transaction, as the case may be; or

(iv)
Assets representing fifty percent (50%) or more of the consolidated assets of Parent and its subsidiaries are sold, liquidated or distributed in a transaction (or series of transactions within a twelve (12) month period), other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of Parent in substantially the same proportions as their ownership of the common stock of Parent immediately prior to such sale or disposition.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

“Common Stock” shall mean the common stock of Parent.

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“Director Disability” shall mean shall mean Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or that is expected to last for a continuous period of not less than 12 months. Notwithstanding the foregoing, no event or condition shall constitute a Director Disability unless such event or condition also constitutes a “disability” within the meaning of Code Section 409A.

“Director Termination Date” shall mean, with respect to any Participant, the date on which Participant incurs a Separation from Service from Parent, provided that a Participant who is serving as a director of Parent on the day immediately prior to the annual meeting of shareholders in any one year will not be deemed to have incurred his or her Director Termination Date until the later of (i) the day following the one-year anniversary of the Grant Date, or (ii) the closing of the polls at such annual meeting.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor act or provisions thereto.

“Incumbent Board” shall have the meaning provided in sub-section (ii) of the definition entitled “Change in Control.”

“Parent” shall mean Tiffany & Co., and any successor to all or substantially all of its business and/or assets by operation of law or otherwise.

“Parent Board” shall mean the Board of Directors of Parent.

“Person” shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Separation from Service” means a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h).

“Share” means a share of Common Stock.

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